Exhibit 99.1

Vine Energy Inc. Schedules First-Quarter 2021 Earnings Release and Conference Call Date

MONDAY, APRIL 12, 2021

PLANO, Texas—Vine Energy Inc. (the “Company”) announced today that it expects to release first-quarter 2021 financial and operating results on Monday, May 17, 2021, before commencement of trading.

The Company will host a conference call to discuss the results the same day at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast will be archived for replay on the Company’s website following the call.

How to Listen

Webcast: listen-only participants are encouraged to access the call via the live audio webcast, which is accessible from the Investor Relations page of the company’s website located at https://www.vineenergy.com/investors.

Telephonic: securities analysts can access an open phone line by dialing (844) 912-3900 using conference ID 5188044. International participants can dial (236) 714-3354.

About Vine Energy Inc.

Vine Energy Inc., based in Plano, Texas, is an energy company focused on the development of natural gas properties in the stacked Haynesville and Mid-Bossier shale plays in the Haynesville Basin of Northwest Louisiana. The Company is listed on the New York Stock Exchange under the symbol “VEI”.

Contacts

David Erdman

(469) 605-2480

IR@VineEnergy.com